Exhibit 99.1

California BanCorp Reports Financial Results for the Third Quarter and Nine Months Ended September 30, 2023

Oakland, CA – October 26, 2023 – California BanCorp (NASDAQ: CALB), whose subsidiary is California Bank of Commerce, announced today its financial results for the third quarter and nine months ended September 30, 2023.

The Company reported net income of $5.4 million for both the third and second quarters of 2023, compared to $5.5 million for the third quarter of 2022. For the nine months ended September 30, 2023, net income was $16.3 million representing an increase of $2.9 million, or 21%, compared to $13.4 million for the same period in 2022.

Diluted earnings per share were $0.64 for the third quarter of 2023, compared to $0.65 for the second quarter of 2023 and $0.66 for the third quarter of 2022. For the nine months ended September 30, 2023, diluted earnings per share were $1.93, compared to $1.60 for the same period in 2022.

“Our third quarter results reflect the strength of the franchise we have built, as we continued to deliver strong financial performance with our return on average assets remaining above 1% despite the challenging operating environment,” said Steven Shelton, Chief Executive Officer of California BanCorp. “We saw continued stability in our deposit base, net interest margin, and asset quality, along with disciplined expense control, which enabled us to generate earnings that were consistent with the prior quarter. As expected, given our conservative approach in the current environment, our balance sheet remained relatively flat with the prior quarter, although we continued to have success in adding new full banking relationships including operating deposit accounts and high quality commercial lending opportunities.

“Given the continued economic uncertainty, we will continue to maintain our conservative approach to new loan production. However, we believe the competitive environment remains favorable for us to continue adding new commercial deposit relationships and taking market share as we are seeing increasing opportunities to attract clients who are looking for a commercial bank with a strong balance sheet, robust treasury management solutions, and a superior level of service. Over the near-term, we expect to continue to generate a strong level of profitability while maintaining a high level of capital, liquidity, and reserves, and adding new full banking relationships that will contribute to our long-term profitable growth and further increasing the value of our franchise,” said Mr. Shelton.

Financial Highlights:

Profitability - three months ended September 30, 2023 compared to June 30, 2023

•	Net income of $5.4 million and $0.64 per diluted share, compared to $5.4 million and $0.65 per diluted share, respectively.

•	Revenue of $19.8 million increased $91,000, or 0%, compared to $19.8 million for the second quarter of 2023.

•	Net interest income of $18.6 million decreased $68,000, or 0%, compared to $18.6 million for the second quarter of 2023.

•	Provision for credit losses of $314,000 decreased $130,000, or 29%, from $444,000 for the second quarter of 2023.

•	Non-interest income of $1.3 million increased $159,000, or 14%, compared to $1.1 million for the second quarter of 2023.

•	Non-interest expense, excluding capitalized loan origination costs, of $12.5 million increased $222,000, or 2%, compared to $12.3 million for the second quarter of 2023.

Profitability - nine months ended September 30, 2023 compared to September 30, 2022

•	Net income of $16.3 million and $1.93 per diluted share, compared to $13.4 million and $1.60 per diluted share, respectively.

•	Revenue of $59.5 million increased $5.0 million, or 9%, compared to $54.5 million in the prior year.

•	Net interest income of $56.0 million increased $6.9 million, or 14%, compared to $49.1 million for the same period in the prior year.

•	Provision for credit losses of $1.1 million decreased $1.6 million, or 58%, from $2.7 million for the nine months ended September 30, 2022.

•	Non-interest income of $3.5 million decreased $1.9 million, or 35%, from $5.4 million for the same period in the prior year.

•	Non-interest expense, excluding capitalized loan origination costs, of $37.3 million decreased $1.2 million, or 3%, compared to $36.1 million for the nine months ended September 30, 2022.

Financial Position – September 30, 2023 compared to June 30, 2023

•	Total assets decreased by $21.7 million, or 1%, to $1.98 billion; average total assets increased by $9.3 million to $1.99 billion.

•	Total gross loans decreased by $10.5 million, or 1%, to $1.57 billion; average total gross loans decreased by $25.8 million to $1.55 billion.

•	Total deposits decreased by $31.2 million, or 2%, to $1.71 billion; average total deposits increased by $35.4 million to $1.72 billion.

•	Excluding junior subordinated debt securities, the Company had no other borrowings outstanding at September 30, 2023 and June 30, 2023.

•	Capital ratios remain healthy with a tier I leverage ratio of 9.27%, tier I capital ratio of 9.34% and total risk-based capital ratio of 13.00%.

•	Tangible book value per share of $21.76 increased by $0.67, or 3%.

Net Interest Income and Margin:

Net interest income for the quarters ended September 30, 2023 and June 30, 2023 was $18.6 million, compared to $18.4 million for the three months ended September 30, 2022. Net interest income for the nine months ended September 30, 2023 was $56.0 million, an increase of $6.9 million, or 14% over $49.1 million for the nine months ended September 30, 2022. The increase in net interest income was primarily attributable to an increase in interest income as the result of a more favorable mix of earning assets combined with higher yields on those assets.

The Company’s net interest margin for the third quarter of 2023 was 3.86%, compared to 3.93% for the second quarter of 2023 and 3.94% for the same period in 2022. The decrease in margin compared to the prior quarter was primarily due to an unfavorable shift in the mix of average interest earning assets combined with an increase in the cost of deposits. The decrease in margin from the same period last year was primarily the result of an increase in the cost of deposits, partially offset by a more favorable mix of earning assets with higher yields.

The Company’s net interest margin for the nine months ended September 30, 2023 was 3.94% compared to 3.60% for the same period in 2022. The increase in margin compared to prior year was primarily due to loan growth and increased yields on earnings assets, partially offset by an increase in the cost of deposits and other borrowings.

Non-Interest Income:

The Company’s non-interest income for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022 was $1.3 million, $1.1 million and $1.5 million, respectively. For the nine months ended September 30, 2023, non-interest income of $3.5 million compared to $5.4 million for the same period of 2022. The decrease in non-interest income from prior year was the result of a decrease in service charges and loan related fees and a gain recognized in the second quarter of 2022 on the sale of a portion of our solar loan portfolio.

Net interest income and non-interest income comprised total revenue of $19.9 million, $19.8 million, and $19.8 million for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. Total revenue for the nine months ended September 30, 2023 and 2022 was $59.5 million and $54.5 million, respectively.

Non-Interest Expense:

The Company’s non-interest expense for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022 was $11.9 million, $11.6 million, and $11.2 million, respectively. The increase in non-interest expense from the second quarter of 2023 and third quarter of 2022 was primarily due to an increase in salaries and benefits, partially offset by a reduction in capitalized loan origination costs. Excluding capitalized loan origination costs, non-interest expense for the third quarter of 2023, the second quarter of 2023 and the third quarter of 2022 was $12.5 million, $12.3 million, and $12.3 million, respectively.

Non-interest expense of $35.3 million for the nine months ended September 30, 2023 increased by $2.3 million, or 7%, compared to $33.0 million for the same period of 2022. Excluding capitalized loan origination costs, non-interest expense was $37.3 million for the nine months ended September 30, 2023 and $36.1 million for the same period in 2022 which reflects investment in infrastructure to support the growth of the Company.

The Company’s efficiency ratio, the ratio of non-interest expense to revenues, was 59.64%, 58.66%, and 56.52% for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. For the nine months ended September 30, 2023 and 2022, the Company’s efficiency ratio was 59.31% and 60.44%, respectively.

Balance Sheet:

Total assets of $1.98 billion as of September 30, 2023, represented a decrease of $21.7 million, or 1%, compared to $2.01 billion at June 30, 2023 and a decrease of $64.6 million, or 3%, compared to $2.05 billion at September 30, 2022. The decrease in total assets from the prior quarter was primarily the result of conservative new loan production combined with a modest reduction in deposit balances at the end of the quarter. Compared to the same period in the prior year, total assets decreased primarily due to conservative new loan production during 2023 and decreased liquidity as a result of a reduction in other borrowings.

Total gross loans decreased by $10.5 million, or 1%, to $1.57 billion at September 30, 2023, from $1.58 billion at June 30, 2023 and decreased by $14.8 million, or 1%, compared to $1.59 billion at September 30, 2022. During the third quarter of 2023, the reduction in gross loans was primarily the result of construction and land loans decreasing by $20.6 million, or 34%, due to the completion of a large construction project, partially offset by an increase in commercial loans of $11.6 million. Compared to the same period in the prior year, real estate other loans increased by $33.7 million, or 4%, primarily due to organic growth, and commercial, construction and land, and other loans decreased by $9.2 million, $31.5 million, and $7.8 million, respectively.

Total deposits decreased by $31.2 million, or 2%, to $1.71 billion at September 30, 2023 from $1.74 billion at June 30, 2023, and decreased by $2.0 million, or 0%, from $1.71 billion at September 30, 2022. The decrease in total deposits from the end of the second quarter of 2023 was primarily due to a decrease in demand deposits of $56.2 million, or 7%, and a decrease in time deposits of $13.5 million, or 4%, offset by an increase in money market and savings deposits of $38.5 million, or 6%. Noninterest-bearing deposits, primarily commercial business operating accounts, represented 40.2% of total deposits at September 30, 2023, compared to 42.7% at June 30, 2023 and 44.4% at September 30, 2022.

At September 30, 2023 and June 30, 2023, the Company had no outstanding borrowings, excluding junior subordinated debt securities, compared to $100.0 million at September 30, 2022.

Asset Quality:

The provision for credit losses on loans decreased to $121,000 for the third quarter of 2023 compared to $340,000 for the second quarter of 2023, and $800,000 for the third quarter of 2022. The Company had loan charge-offs of $156,000 and recoveries of $234,000 during the third quarter of 2023, no loan charge-offs or recoveries during the second quarter of 2023, and loan charge-offs of $202,000 and no recoveries during the third quarter of 2022.

Non-performing assets (“NPAs”) to total assets were 0.06% at September 30, 2023, 0.01% at June 30, 2023 and 0.02% at September 30, 2022, with non-performing loans of $1.2 million, $181,000 and $343,000, respectively, on those dates. The increase in non-performing loans during the third quarter of 2023 was due to a loan in our commercial portfolio for which the borrower has entered into a liquidation process; however, this loan has a state guarantee and no additional loss is expected for the Company as of September 30, 2023.

The allowance for credit losses on loans increased by $199,000 to $15.9 million, or 1.01% of total loans, at September 30, 2023, compared to $15.7 million, or 0.99% of total loans, at June 30, 2023 and $16.6 million, or 1.04% of total loans, at September 30, 2022. On January 1, 2023, the Company adopted the new current expected credit losses (CECL) standard. The Company’s allowance for credit losses on loans was 0.95% upon adoption on January 1, 2023 compared to 1.07% at December 31, 2022.

The allowance for credit losses on unfunded loan commitments increased by $170,000 to $2.0 million, or 0.32% of total unfunded loan commitments, at September 30, 2023, compared to $1.9 million, or 0.31% of total unfunded loan commitments, at June 30, 2023 and $430,000, or 0.07% of total unfunded loan commitments at September 30, 2022. The Company’s allowance for credit losses on unfunded loan commitments was 0.28% upon the adoption of CECL on January 1, 2023 compared to 0.07% at December 31, 2022.

Capital Adequacy:

At September 30, 2023, shareholders’ equity totaled $190.1 million compared to $184.2 million at June 30, 2023 and $164.1 million one year ago. As a result, the Company’s total risk-based capital ratio, tier I capital ratio and tier I leverage ratio of 13.00%, 9.34%, and 9.27%, respectively, were all above the regulatory standards for “well-capitalized” institutions of 10.00%, 8.00% and 5.00% respectively.

“With our strong financial performance and prudent balance sheet management, we continued to increase our capital ratios and tangible book value per share,” said Thomas A. Sa, President, Chief Financial Officer and Chief Operating Officer of California BanCorp. “We also continue to have exceptional asset quality with a very low level of non-performing assets and net recoveries in the quarter. With the strong balance sheet we have built, we believe we are well positioned to support the continued growth of our franchise and create additional long-term value for shareholders.”

About California BanCorp:

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our website at www.californiabankofcommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

President, Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Use of Non-GAAP Financial Information:

This press release contains both financial measures based on GAAP and non-GAAP. Non-GAAP financial measures are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Information:

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, interest income and interest rate margins and, therefore, the Company’s future operating results; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2022 which is on file with the Securities and Exchange Commission (the “SEC”). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which we expect to file with the SEC during the fourth quarter of 2023, and readers of this release are urged to review the additional information that will be contained in that report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

FINANCIAL TABLES FOLLOW

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED) - PROFITABILITY

(Dollars in Thousands, Except Per Share Data)

			Change			Change
	Q3 2023	Q2 2023	$	%	Q3 2022	$	%
QUARTERLY HIGHLIGHTS:
Interest income	$28,094	$27,172	$922	3%	$21,168	$6,926	33%
Interest expense	9,516	8,526	990	12%	2,805	6,711	239%

Net interest income	18,578	18,646	(68)	0%	18,363	215	1%

Provision for credit losses	314	444	(130)	-29%	800	(486)	-61%

Net interest income after provision for credit losses	18,264	18,202	62	0%	17,563	701	4%

Non-interest income	1,294	1,135	159	14%	1,484	(190)	-13%
Non-interest expense	11,851	11,603	248	2%	11,217	634	6%

Income before income taxes	7,707	7,734	(27)	0%	7,830	(123)	-2%

Income tax expense	2,306	2,294	12	1%	2,308	(2)	0%

Net income	$5,401	$5,440	$(39)	-1%	$5,522	$(121)	-2%

Diluted earnings per share	$0.64	$0.65	$(0.01)	-2%	$0.66	$(0.02)	-3%

Net interest margin	3.86%	3.93%	-7 Basis Points		3.94%	-8 Basis Points

Efficiency ratio	59.64%	58.66%	+98 Basis Points		56.52%	+312 Basis Points

			Change
	Q3 2023	Q3 2022	$	%
YEAR-TO-DATE HIGHLIGHTS:
Interest income	$80,804	$54,798	$26,006	47%
Interest expense	24,824	5,686	19,138	337%

Net interest income	55,980	49,112	6,868	14%

Provision for credit losses	1,116	2,675	(1,559)	-58%

Net interest income after provision for credit losses	54,864	46,437	8,427	18%

Non-interest income	3,536	5,412	(1,876)	-35%
Non-interest expense	35,297	32,952	2,345	7%

Income before income taxes	23,103	18,897	4,206	22%

Income tax expense	6,812	5,458	1,354	25%

Net income	$16,291	$13,439	$2,852	21%

Diluted earnings per share	$1.93	$1.60	$0.33	21%

Net interest margin	3.94%	3.60%	+34 Basis Points

Efficiency ratio	59.31%	60.44%	-113 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED) - FINANCIAL POSITION

(Dollars in Thousands, Except Per Share Data)

			Change			Change
	Q3 2023	Q2 2023	$	%	Q3 2022	$	%
PERIOD-END HIGHLIGHTS:
Total assets	$1,983,917	$2,005,646	$(21,729)	-1%	$2,048,501	$(64,584)	-3%
Gross loans	1,573,115	1,583,631	(10,516)	-1%	1,587,901	(14,786)	-1%
Deposits	1,707,081	1,738,296	(31,215)	-2%	1,709,078	(1,997)	0%
Tangible equity	182,673	176,783	5,890	3%	156,575	26,098	17%

Tangible book value per share	$21.76	$21.09	$0.67	3%	$18.80	$2.96	16%

Tangible equity / tangible assets	9.24%	8.85%	+39 Basis Points		7.67%	+157 Basis Points
Gross loans / total deposits	92.15%	91.10%	+105 Basis Points		92.91%	-76 Basis Points
Noninterest-bearing deposits / total deposits	40.23%	42.69%	-246 Basis Points		44.39%	-416 Basis Points

			Change			Change
	Q3 2023	Q2 2023	$	%	Q3 2022	$	%
QUARTERLY AVERAGE HIGHLIGHTS:
Total assets	$1,993,147	$1,983,877	$9,270	0%	$1,930,227	$62,920	3%
Total earning assets	1,910,755	1,900,918	9,837	1%	1,849,242	61,513	3%
Gross loans	1,551,708	1,577,529	(25,821)	-2%	1,523,442	28,266	2%
Deposits	1,719,416	1,684,008	35,408	2%	1,592,096	127,320	8%
Tangible equity	181,384	175,752	5,632	3%	155,448	25,936	17%

Tangible equity / tangible assets	9.13%	8.89%	+24 Basis Points		8.08%	+105 Basis Points
Gross loans / total deposits	90.25%	93.68%	-343 Basis Points		95.69%	-544 Basis Points
Noninterest-bearing deposits / total deposits	41.59%	42.65%	-106 Basis Points		46.41%	-482 Basis Points

			Change
	Q3 2023	Q3 2022	$	%
YEAR-TO-DATE AVERAGE HIGHLIGHTS:
Total assets	$1,983,839	$1,907,661	$76,178	4%
Total earning assets	1,901,933	1,826,172	75,761	4%
Gross loans	1,570,411	1,453,741	116,670	8%
Deposits	1,701,189	1,603,620	97,569	6%
Tangible equity	175,584	150,587	24,997	17%

Tangible equity / tangible assets	8.88%	7.92%	+96 Basis Points
Gross loans / total deposits	92.31%	90.65%	+166 Basis Points
Noninterest-bearing deposits / total deposits	42.36%	46.04%	-368 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) - ASSET QUALITY

(Dollars in Thousands)

	09/30/23	06/30/23	03/31/23	12/31/22	09/30/22
ALLOWANCE FOR CREDIT LOSSES (LOANS):
Balance, beginning of period	$15,722	$15,382	$17,005	$16,555	$15,957
CECL adjustment	—	—	(1,840)	—	—
Provision for credit losses, quarterly	121	340	464	1,100	800
Charge-offs, quarterly	(156)	—	(247)	(650)	(202)
Recoveries, quarterly	234	—	—	—	—

Balance, end of period	$15,921	$15,722	$15,382	$17,005	$16,555

	09/30/23	06/30/23	03/31/23	12/31/22	09/30/22
NONPERFORMING ASSETS:
Loans accounted for on a non-accrual basis	$1,236	$181	$222	$1,250	$182
Loans with principal or interest contractually past due 90 days or more and still accruing interest	—	—	—	—	161

Nonperforming loans	$1,236	$181	$222	$1,250	$343
Other real estate owned	—	—	—	—	—

Nonperforming assets	$1,236	$181	$222	$1,250	$343

Nonperforming loans by asset type:
Commercial	$1,183	$—	$—	$1,028	$161
Real estate other	—	—	—	—	—
Real estate construction and land	—	—	—	—	—
SBA	53	181	222	222	182
Other	—	—	—	—	—

Nonperforming loans	$1,236	$181	$222	$1,250	$343

	09/30/23	06/30/23	03/31/23	12/31/22	09/30/22
ASSET QUALITY:
Allowance for credit losses (loans) / gross loans	1.01%	0.99%	0.95%	1.07%	1.04%
Allowance for credit losses (loans) / nonperforming loans	1288.11%	8686.19%	6928.83%	1360.40%	4826.53%
Nonperforming assets / total assets	0.06%	0.01%	0.01%	0.06%	0.02%
Nonperforming loans / gross loans	0.08%	0.01%	0.01%	0.08%	0.02%
Net quarterly charge-offs / gross loans	0.00%	0.00%	0.02%	0.04%	0.01%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three months ended			Nine months ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
INTEREST INCOME
Loans	$23,804	$23,476	$19,084	$69,752	$50,268
Federal funds sold	2,814	2,238	867	6,811	1,283
Investment securities	1,476	1,458	1,217	4,241	3,247

Total interest income	28,094	27,172	21,168	80,804	54,798

INTEREST EXPENSE
Deposits	8,961	7,493	1,672	22,476	3,274
Other	555	1,033	1,133	2,348	2,412

Total interest expense	9,516	8,526	2,805	24,824	5,686

Net interest income	18,578	18,646	18,363	55,980	49,112
Provision for credit losses	314	444	800	1,116	2,675

Net interest income after provision for credit losses	18,264	18,202	17,563	54,864	46,437

NON-INTEREST INCOME
Service charges and other fees	1,003	867	1,237	2,733	3,260
Gain on sale of loans	—	—	—	—	1,393
Other non-interest income	291	268	247	803	759

Total non-interest income	1,294	1,135	1,484	3,536	5,412

NON-INTEREST EXPENSE
Salaries and benefits	8,238	7,831	7,415	23,945	21,654
Premises and equipment	1,155	1,168	1,275	3,503	3,844
Other	2,458	2,604	2,527	7,849	7,454

Total non-interest expense	11,851	11,603	11,217	35,297	32,952

Income before income taxes	7,707	7,734	7,830	23,103	18,897
Income taxes	2,306	2,294	2,308	6,812	5,458

NET INCOME	$5,401	$5,440	$5,522	$16,291	$13,439

EARNINGS PER SHARE
Basic earnings per share	$0.64	$0.65	$0.66	$1.95	$1.62

Diluted earnings per share	$0.64	$0.65	$0.66	$1.93	$1.60

Average common shares outstanding	8,390,138	8,369,907	8,322,529	8,366,584	8,298,269

Average common and equivalent shares outstanding	8,455,917	8,414,213	8,405,669	8,438,444	8,394,439

PERFORMANCE MEASURES
Return on average assets	1.08%	1.10%	1.13%	1.10%	0.94%
Return on average equity	11.35%	11.91%	13.45%	11.90%	11.37%
Return on average tangible equity	11.81%	12.41%	14.09%	12.40%	11.93%
Efficiency ratio	59.64%	58.66%	56.52%	59.31%	60.44%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	09/30/23	06/30/23	03/31/23	12/31/22	09/30/22
ASSETS
Cash and due from banks	$17,128	$19,763	$15,121	$16,686	$24,709
Federal funds sold	181,854	187,904	198,804	215,696	216,345
Investment securities	149,244	151,129	153,769	155,878	157,531
Loans:
Commercial	633,902	622,270	656,519	634,535	643,131
Real estate other	858,611	856,344	853,431	848,241	824,867
Real estate construction and land	40,003	60,595	63,928	63,730	71,523
SBA	4,415	4,936	5,610	7,220	8,565
Other	36,184	39,486	37,775	39,695	39,815

Loans, gross	1,573,115	1,583,631	1,617,263	1,593,421	1,587,901
Unamortized net deferred loan costs (fees)	1,312	1,637	1,765	2,040	1,902
Allowance for credit losses	(15,921)	(15,722)	(15,382)	(17,005)	(16,555)

Loans, net	1,558,506	1,569,546	1,603,646	1,578,456	1,573,248
Premises and equipment, net	2,432	2,625	2,848	3,072	3,382
Bank owned life insurance	25,697	25,519	25,334	25,127	24,955
Goodwill and core deposit intangible	7,442	7,452	7,462	7,472	7,483
Accrued interest receivable and other assets	41,614	41,708	43,790	39,828	40,848

Total assets	$1,983,917	$2,005,646	$2,050,774	$2,042,215	$2,048,501

LIABILITIES
Deposits:
Demand noninterest-bearing	$686,723	$742,160	$740,650	$811,671	$758,716
Demand interest-bearing	28,533	29,324	30,798	37,815	35,183
Money market and savings	672,119	633,620	616,864	671,016	597,244
Time	319,706	333,192	329,298	271,238	317,935

Total deposits	1,707,081	1,738,296	1,717,610	1,791,740	1,709,078

Junior subordinated debt securities	54,256	54,221	54,186	54,152	54,117
Other borrowings	—	—	75,000	—	100,000
Accrued interest payable and other liabilities	32,465	28,894	25,417	24,069	21,248

Total liabilities	1,793,802	1,821,411	1,872,213	1,869,961	1,884,443

SHAREHOLDERS’ EQUITY
Common stock	112,656	112,167	111,609	111,257	110,786
Retained earnings	78,824	73,423	68,082	62,297	54,628
Accumulated other comprehensive loss	(1,365)	(1,355)	(1,130)	(1,300)	(1,356)

Total shareholders’ equity	190,115	184,235	178,561	172,254	164,058

Total liabilities and shareholders’ equity	$1,983,917	$2,005,646	$2,050,774	$2,042,215	$2,048,501

CAPITAL ADEQUACY
Tier I leverage ratio	9.27%	9.01%	8.76%	7.98%	8.21%
Tier I risk-based capital ratio	9.34%	9.07%	8.54%	8.23%	7.98%
Total risk-based capital ratio	13.00%	12.73%	12.08%	11.77%	11.57%
Total equity/ total assets	9.58%	9.19%	8.71%	8.43%	8.01%
Book value per share	$22.64	$21.98	$21.37	$20.67	$19.70

Common shares outstanding	8,395,483	8,383,772	8,355,378	8,332,479	8,327,781

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended September 30,			Three months ended June 30,
	2023			2023
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,551,708	6.09%	$23,804	$1,577,529	5.97%	$23,476
Federal funds sold	208,725	5.35%	2,814	170,608	5.26%	2,238
Investment securities	150,322	3.90%	1,476	152,781	3.83%	1,458

Total interest earning assets	1,910,755	5.83%	28,094	1,900,918	5.73%	27,172

Noninterest-earning assets:
Cash and due from banks	20,351			19,207
All other assets (2)	62,041			63,752

TOTAL	$1,993,147			$1,983,877

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$28,766	0.33%	24	$30,346	0.16%	12
Money market and savings	642,909	2.95%	4,775	609,200	2.50%	3,793
Time	332,662	4.96%	4,162	326,291	4.53%	3,688
Other	54,235	4.06%	555	90,188	4.59%	1,033

Total interest-bearing liabilities	1,058,572	3.57%	9,516	1,056,025	3.24%	8,526

Noninterest-bearing liabilities:
Demand deposits	715,079			718,171
Accrued expenses and other liabilities	30,665			26,441
Shareholders’ equity	188,831			183,240

TOTAL	$1,993,147			$1,983,877

Net interest income and margin (3)		3.86%	$18,578		3.93%	$18,646

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $82,000 and $175,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.8 million and $15.4 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended September 30,
	2023			2022
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,551,708	6.09%	$23,804	$1,523,442	4.97%	$19,084
Federal funds sold	208,725	5.35%	2,814	162,314	2.12%	867
Investment securities	150,322	3.90%	1,476	163,486	2.95%	1,217

Total interest earning assets	1,910,755	5.83%	28,094	1,849,242	4.54%	21,168

Noninterest-earning assets:
Cash and due from banks	20,351			20,153
All other assets (2)	62,041			60,832

TOTAL	$1,993,147			$1,930,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$28,766	0.33%	24	$40,044	0.08%	$8
Money market and savings	642,909	2.95%	4,775	600,100	0.62%	938
Time	332,662	4.96%	4,162	213,001	1.35%	726
Other	54,235	4.06%	555	154,101	2.92%	1,133

Total interest-bearing liabilities	1,058,572	3.57%	9,516	1,007,246	1.10%	2,805

Noninterest-bearing liabilities:
Demand deposits	715,079			738,951
Accrued expenses and other liabilities	30,665			21,094
Shareholders’ equity	188,831			162,936

TOTAL	$1,993,147			$1,930,227

Net interest income and margin (3)		3.86%	$18,578		3.94%	$18,363

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan (costs) fees of $(82,000) and $100,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.8 million and $16.0 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Nine months ended September 30,
	2023			2022
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,570,411	5.94%	$69,752	$1,453,741	4.62%	$50,268
Federal funds sold	178,948	5.09%	6,811	217,008	0.79%	1,283
Investment securities	152,574	3.72%	4,241	155,423	2.79%	3,247

Total interest earning assets	1,901,933	5.68%	80,804	1,826,172	4.01%	54,798

Noninterest-earning assets:
Cash and due from banks	19,227			19,550
All other assets (2)	62,679			61,939

TOTAL	$1,983,839			$1,907,661

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$31,029	0.19%	43	$40,214	0.08%	25
Money market and savings	626,318	2.49%	11,672	652,849	0.45%	2,185
Time	323,148	4.45%	10,761	172,284	0.83%	1,064
Other	71,782	4.37%	2,348	125,108	2.58%	2,412

Total interest-bearing liabilities	1,052,277	3.15%	24,824	990,455	0.77%	5,686

Noninterest-bearing liabilities:
Demand deposits	720,694			738,273
Accrued expenses and other liabilities	27,827			20,848
Shareholders’ equity	183,041			158,085

TOTAL	$1,983,839			$1,907,661

Net interest income and margin (3)		3.94%	$55,980		3.60%	$49,112

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan (costs) fees of $(482,000) and $501,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $16.1 million and $15.0 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON GAAP DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended			Nine months ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
REVENUE:
Net interest income	$18,578	$18,646	$18,363	$55,980	$49,112
Non-interest income	1,294	1,135	1,484	3,536	5,412

Total revenue	$19,872	$19,781	$19,847	$59,516	$54,524

	Three months ended			Nine months ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
NON-INTEREST EXPENSE:
Total non-interest expense	$11,851	$11,603	$11,217	$35,297	$32,952
Total capitalized loan origination costs	668	694	1,102	2,013	3,160

Total operating expenses, before capitalization of loan origination costs	$12,519	$12,297	$12,319	$37,310	$36,112